SMITH BARNEY INCOME FUNDS

Amendment No. 11 to

First Amended and Restated Master Trust Agreement

The undersigned, constituting a majority of the Trustees of Smith Barney Income Funds (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s First Amended and Restated Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Income Funds” to “Legg Mason Partners Income Funds,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each Sub-Trust of the Trust listed below is hereby changed as set forth below, and all references to such Sub-Trusts in the Trust Document are hereby amended accordingly:

Current Sub-Trust Name and Class Name, if applicable	New Sub-Trust Name and Class Name, if applicable
SB Capital and Income Fund	Legg Mason Partners Capital and Income Fund

SB Convertible Fund	Legg Mason Partners Convertible Fund

Smith Barney Diversified Strategic Income Fund	Legg Mason Partners Diversified Strategic Income Fund

Smith Barney Dividend and Income Fund	Legg Mason Partners Dividend and Income Fund

Smith Barney Exchange Reserve Fund	Legg Mason Partners Exchange Reserve Fund

Smith Barney High Income Fund	Legg Mason Partners High Income Fund

Smith Barney Municipal High Income Fund	Legg Mason Partners Municipal High Income Fund

Smith Barney Total Return Bond Fund	Legg Mason Partners Total Return Bond Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of March 2006.

/s/ Leopold Abraham II Leopold Abraham II, as Trustee and not individually	/s/ Jane F. Dasher Jane F. Dasher, as Trustee and not individually

/s/ Donald R. Foley Donald R. Foley, as Trustee and not individually	/s/ R. Jay Gerken R. Jay Gerken, as Trustee and not individually

/s/ Richard E. Hanson, Jr. Richard E. Hanson, Jr., as Trustee and not individually	/s/ Paul Hardin Paul Hardin, as Trustee and not individually

/s/ Roderick C. Rasmussen Roderick C. Rasmussen, as Trustee and not individually	/s/ John P. Toolan John P. Toolan, as Trustee and not individually

LEGG MASON PARTNERS INCOME FUNDS

Amendment No. 12 to

First Amended and Restated Master Trust Agreement

WHEREAS, Article VII, Section 7.3 of the First Amended and Restated Master Trust Agreement (together with any amendments thereto and designations thereunder, the “Declaration of Trust”) of Legg Mason Partners Income Funds (the “Trust”), a Massachusetts business trust, provides that the Declaration of Trust may be amended ay any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by a majority of the Trustees;

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees may establish and designate Sub-Trusts of the Trust and classes thereof;

WHEREAS, the Trustees determined that it was in the best interests of holders of Salomon Brothers Class A, Class B, Class C, Class O and Class Y shares (the “Salomon Brothers Classes”) of the Sub-Trusts of the Trust that, as of April 7, 2006, are designated as “Legg Mason Partners Capital and Income Fund” and “Legg Mason Partners Convertible Fund” (each, a “Fund”) to convert automatically into the class of shares of the applicable Fund that has been designated as “Smith Barney Class A shares”;

WHEREAS, the above-referenced conversion occurred on April 21, 2006;

WHEREAS, there are no longer any outstanding shares of the Salomon Brothers Classes of shares of the Funds; and

WHEREAS, the Trustee determined to rename certain remaining classes of shares of certain Sub-Trusts;

NOW, THEREFORE, effective as of the date of filing of this Amendment, the first paragraph of Article IV, Section 4.2 of the Declaration of Trust is hereby amended to read, in pertinent part, as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: “Legg Mason Partners Capital and Income Fund,” “Legg Mason Partners Convertible Fund” and “Legg Mason Partners Dividend and Income Fund” which shall consist of five classes of shares designated as Class A, Class B, Class C, Class O and Class Y shares; “Legg Mason Partners Diversified Strategic Income Fund,” “Legg Mason Partners High Income Fund,” “Legg Mason Partners Municipal High Income Fund” and “Legg Mason Partners Total Return Bond Fund” which shall consist of four classes of shares designated as Class A, Class B, Class C and Class Y shares; and “Legg Mason Partners Exchange Reserve Fund” which shall consist of two classes of shares designated as Class B and Class C shares. The Shares of such Sub-Trusts and classes thereof and any shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

This Amendment shall be effective on April 21, 2006 at 5:00 p.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 20th day of April 2006.

/s/ Leopold Abraham II Leopold Abraham II, as Trustee and not individually	/s/ Jane F. Dasher Jane F. Dasher, as Trustee and not individually

/s/ Donald R. Foley Donald R. Foley, as Trustee and not individually	/s/ R. Jay Gerken R. Jay Gerken, as Trustee and not individually

/s/ Richard E. Hanson, Jr. Richard E. Hanson, Jr., as Trustee and not individually	/s/ Paul Hardin Paul Hardin, as Trustee and not individually

/s/ Roderick C. Rasmussen Roderick C. Rasmussen, as Trustee and not individually	/s/ John P. Toolan John P. Toolan, as Trustee and not individually